EXHIBIT 10.01

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) NOR REGISTERED UNDER ANY STATE SECURITIES LAWS AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144, UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

Agreement made this 15th day of May, 2015, by and between Sputnik Enterprises, Inc., a Nevada corporation, OTC SPNI (the “Issuer”), and Ludvik Holdings, Inc. a Virginia Corporation (the “Company”).

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1. TERMS.

Subject to the terms and conditions of this Agreement, the Issuer agrees:

i. That the total common shares issued and outstanding of the Issuer at Closing shall be 295,278 Common Shares par value $.001 and 5,200 shares of convertible preferred stock, par value $10.

ii. That the Issuer at Closing shall transfer to the Shareholders, fifteen million shares (15,000,000) of common stock of Issuer, $.001 par value, in exchange for 100% of the issued and outstanding shares of Company, such that Company shall become a wholly owned subsidiary of the Issuer.

iii. That the Issuer requires the Company to:

a) Agree to the announcement of the transaction with the SEC on form 8K within four days of the execution of this agreement, if applicable.

b) Execute any and all documentation to reflect the intent of the parties that Company becomes a wholly owned subsidiary of Issuer.

iv. That this transaction is subject to delivery by the Issuer of all required documents pre and post closing to effectuate the transaction.

v. That Issuer shall take all necessary corporate actions so that at closing, all actions required of Issuer will be in accordance with the Bylaws of Issuer.

2. REPRESENTATIONS OF ISSUER. Issuer is in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the incorporators, directors and shareholders of Issuer have been valid and in accordance with the laws of the State of Nevada.

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i.

Capital. The authorized capital stock of Issuer consists of Fifty Million shares of common stock, $.001 par value of which 295,278 Shares are issued and outstanding and 10 million shares of preferred stock with 5,200 shares of Convertible Series A preferred outstanding as of the closing date. All outstanding shares are fully paid and non-assessable, free of pre-emptive rights. At the Closing, there will be no other outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Issuer to issue or to transfer from treasury any additional shares of its capital stock, except as may be disclosed in the Issuer SEC filings or disclosed by Issuer at the Closing.

ii.

SEC Reports. Issuer has filed all required forms, reports, statements, schedules and other documents with the Securities and Exchange Commission (“SEC”) (collectively, the “Issuer SEC Reports”). The financial statements, including all related notes and schedules, contained in the Issuer SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Issuer as at the respective dates thereof and the consolidated results of operations and cash flows of Issuer for the periods indicated in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of Issuer as of last filing date of Issuer prior to Closing, is referred to as the “Issuer Balance Sheet” and the date thereof is referred to as the “Issuer Balance Sheet Date”.

iii.

Absence of Changes. Since the Issuer Balance Sheet Date, there has not been any change in the financial condition or operations of Issuer, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse to Issuer.

iv.

Liabilities. Issuer does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Issuers Balance Sheet and schedules contained in the Issuer’s SEC filings at www.sec.gov, or disclosed by Issuer at Closing. Issuer is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving Issuer or its common stock, except as to matters set forth in the Issuer’s SEC filings. There is no material dispute of any kind between Issuer and any third party, and no such dispute will exist at Closing not fully disclosed to Company at closing.

v.

Ability to Carry Out Obligations. Issuer has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Issuer is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Issuer.

vi.

Full Disclosure. None of the representations and warranties made by the Issuer in this Agreement and the Officers Certificate to be delivered to Company and Shareholders at closing, contains any untrue statement of a material fact, or omits any material fact, the omission of which would be misleading.

vii.

Contract and Leases. Issuer is currently carrying on its business and is not a party to contracts, agreements, or lease other than those items disclosed on the Issuer Balance Sheet or disclosed at Closing. No person holds a power of attorney from Issuer.

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viii.

Compliance with Laws. To the best of its knowledge, Issuer has complied with all federal, state, and local statutes, laws, and regulations pertaining to Issuer. To the best of its knowledge, Issuer has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

ix.

Litigation. Issuer is not (and has not been), except as may be disclosed in the Issuers SEC filings and press releases, a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Issuer, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Issuer, and Issuer is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

x.

Conduct of Business. From the Issuer Balance Sheet Date to the Closing, Issuer has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets, other than in the ordinary course of business; (2) amended its Certificate of Incorporation or ByLaws; (3) declared dividends; (4) redeemed or sold stock or other securities; (5) incurred any liabilities, other than in the ordinary course of business; (6) acquired or disposed of any assets, other than in the ordinary course of business; (7) entered into any contract, other than in the ordinary course of business; (8) guaranteed obligations of any third party; or (9) entered into any other transaction, other than in the ordinary course of business.

xi.	Documents. All minutes, consents, or other documents pertaining to Issuer to be delivered at Closing shall be valid and in accordance with the laws of the State of Nevada.

xii.

Title. At the Closing all shares issued to Company shall be non-assessable; and (ii) free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to Company, impair, restrict, or delay Company voting rights with respect to the Issuer Shares.

xiii.	Brokers. Issuer has not retained any Broker or finder to which compensation would be due in connection with this transaction.

xiv.	OTCQB Listing. Issuer represents and warrants that Issuer will file application and pay fees to be listed on the OTCQB marketplace within 2 days of closing of this agreement.

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3. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to Issuer the following:

i.

Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Virginia, and it has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the jurisdictions where qualification is required. All actions taken by the incorporators, directors, managing members(s) and members of Company have been valid and in accordance with the laws of the State of Virginia.

ii.

Capital. The authorized capital stock of Company consists of 500,000,000 shares of common stock, par value of $.0001, of which 13,456,237 are issued and outstanding and 100,000,000 shares of preferred stock, par value of $.0001, of which 1,000,000 is issued and outstanding. The beneficial owner of the Shares has sole management and dispositive power over the shares, and there are no other agreements or commitments obligating the Company to issue or to transfer from treasury any additional units.

iii.

Audit. Within 3 days of the execution of this agreement, Company shall engage an auditor, at Company expense, who is a member in good standing of the PCAOB to perform the necessary audit for the previous two fiscal years and year to date required under the rules and regulations of the Securities and Exchange Commission. Audited financials must be filed with the SEC upon the closing of this transaction. Company agrees to take all steps to insure that the auditor has full access to the Company books and records in order to timely file the reports required under the rules.

iv.

Absence of Changes. Absence of Changes.  Since the date of the Company financial statements dated December 31, 2014, there has not been any change in the financial condition or operations of Company, except changes in the ordinary course of business that include entering into a Three Million Dollar ($3,000,000) Credit Agreement with TCA Global Credit Fund, LP.

v.

Liabilities. Company does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Financial Statements provided to Issuer at closing. Company is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving its capital stock. Company will deliver to Issuer a current balance sheet and income statement upon the execution of this agreement.

vi.

Ability to Carry Out Obligations. Company has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Company and the performance by Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach of violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Company is a party, or by which either of them may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would cause Company to be liable to any party; or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Company.

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vii.

Full Disclosure. None of the representations and warranties made by Company herein contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

viii.

Compliance with Laws. Company has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to them. Company has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

ix.

Litigation. Company is not and has never a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of Company, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Company, and Company is not subject to or in default with respect to any order, wit, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

x.

Conduct of Business. From the date of Company financial statements to the Closing Date, Company has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets other than in the ordinary course of business; (2) amended its Certificate of Incorporation or Bylaws; (3) declared dividends; (4) redeemed or sold stock or other securities except in the ordinary course of business; (5) incurred any liabilities not in the ordinary course of business; (6) acquired or disposed of any assets other than in the ordinary course of business; (7) entered into any contract other than in the ordinary course of business; (8) guaranteed obligations of any third party; or (9) entered into any other transactions other than in the ordinary course of business.

xi.

Documents. All minutes, consents, or other documents pertaining to Company and to be delivered by Company to Issuer, are true, complete, and correct, and are valid and in accordance with applicable law.

xii.

Title. The Shares of Company to be delivered to Issuer will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of the Shares are subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares, except as provided in this Agreement. Company is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the transfer of the Shares to Issuer, impair, restrict, or delay Issuer’s voting rights with respect to the Shares.

xiii.

Counsel. Company represents and warrants prior to Closing, that it is represented by independent counsel or has had the opportunity to retain independent counsel to represent it in this transaction and that prior to Closing, Counsel for the Company has not represented either the Issuer or Issuer’s stockholders in any manner whatsoever known to the Company.

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xiv.	Brokers. Company has not retained a broker in connection with this transaction.

xv.

Conflicts of Interests of Issuer Company has reviewed and understands the conflicts of interests, if any, between the Issuer and its officers and directors as disclosed in the Issuers filings with the SEC, or as may be disclosed in the Officer’s Certificate provided by the Issuer at closing, if any.

xvi.

Expenses Reimbursed Within 5 days of the execution of this Agreement, Company agrees to reimburse Issuer certain expenses of Issuer totaling $3,154. In addition, Company agrees to pay all expenses of Issuer relating to compliance during the pendency of this transaction.

4. INVESTMENT INTENT.

i.

Restricted Shares. Company understands that (A) the Issuer Shares Company is receiving from Issuer under this Agreement have not been registered under the Securities Act of 1933, as amended (“the Act”) or the securities laws of any state, based upon an exemption from such registration requirements pursuant to Section 4(2) of the Act; (B) the Issuer Shares are and will be “restricted securities”, as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; and (C) the Issuer Shares may not be sold or otherwise transferred unless exemptions from such registration provisions are available with respect to said resale or transfer or the shares have been registered under the Act.

ii.

Transferability. Company will not sell or otherwise transfer any of the Issuer Shares, any interest therein unless and until (A) the Issuer Shares shall have first been registered under the Act and/or all applicable state securities laws; or (B) Company shall have first delivered to Issuer a written opinion of counsel, which counsel and opinion (in form and substance) shall be reasonably satisfactory to Issuer, to the extent that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws.

iii.	Investment Intent. Company is acquiring the Issuer Shares for Investment purposes only, without a view for resale or distribution thereof.

iv.	Legend. Company understands that the certificates representing the Issuer Shares will bear the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, further pledged, hypothecated or otherwise disposed of in absence of (i) an effective registration statement for such securities under said Act or (ii) an opinion of company counsel that such registration is not required.

v.

Closing. The Closing of the share exchange and the transactions contemplated by this Agreement (the “Closing”) shall be upon the completion of satisfactory due diligence by Issuer in its sole discretion, and the delivery of all documents and items required to be delivered under this agreement, including but not limited to a PCAOB audit as referenced hereinabove. Approval of the audit is at the sole discretion of the Issuer. The transaction shall close no later than June 22, 2015 or this agreement will automatically terminate at that date unless both parties to this agreement acknowledge that the closing date may be modified by mutual written consent of the parties.

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5. DOCUMENTS TO BE DELIVERED AT CLOSING.

i.	By Issuer:

(1)

Resolution of the Board of Directors authorizing the issuance of a certificate for the number of shares to be delivered to Company as set forth in schedule 5(i)(1) and a resolution approving the transaction.

(2)	A Certificate for the number of Issuer common shares registered in the name of the Company.

(3)	Such other resolutions of Issuer directors and officers and writings as may reasonably be required by Company and Shareholders.

(4)	Such other agreements relating to the transaction as may reasonably be required by the Company.

(5)	Issuer Officer Certificate and Closing Disclosures

(6)	Certificate of Good Standing from the State of Nevada

By Company:

(7)

Delivery to the Issuer, certificate(s) evidencing all outstanding shares of common and preferred stock of the Company, and such stock powers as are required in order to transfer to Issuer good and marketable title to the Shares.

(8)	Resolution by the Board of Directors of Company approving the transaction.

(9)

All corporate records as requested by the Issuer, including bylaws, minute books, Bank statements, all accounting records and articles of incorporation, together with financial statements with supporting schedules for the applicable periods.

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(10)	A certificate of good standing from the State of Virginia.

(11)	Such other resolutions of Company and Shareholders and/or directors as may reasonably be required by Issuer.

(12)	Such other agreements or documents relating to the transaction as may reasonably be required by the Issuer.

(13)	A completed audit report by a PCAOB member firm acceptable to the Issuer for the applicable periods required by the rules and regulations of the United States Securities and Exchange Commission.

6. ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Orlando, Florida in accordance with the Commercial Rules of the American Arbitration Association then existing. The arbitrator assigned shall have authority and power to decide all issues. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party in such claim or controversy shall be entitled to recover all costs and expenses of such claim or controversy, including attorney’s fees from the non-prevailing party.

7. POST-CLOSING AGREEMENTS.

I.

Further Assurances. The parties shall execute such further documents and perform such further acts, as may be necessary to effect the transactions contemplated hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement, provided, that, except as contemplated by this Agreement, no party shall be required to waive any right or incur an obligation in connection therewith.

II.

Indemnification of Directors and Officers. For at least seven (7) years after the Closing Date, Issuer shall (a) maintain in effect the current provisions regarding the indemnification of officers and directors contained in Issuer’s Certificate of Incorporation and Bylaws; provided, however, Issuer may adopt new indemnification provisions no less favorable than the current provisions as to the persons who served as directors and officers of Issuer prior to the Closing Date; and (b) indemnify the persons who served as directors and officers of Issuer prior to the Closing Date to the fullest extent to which Issuer is permitted to indemnify such officers and directors under its Certificate of Incorporation and By Laws and applicable law as in effect immediately prior to the Closing Date.

III.

Press Release Issuer, Company and Shareholders agree that no public announcement of the specifics of this transaction or a disclosure of the parties to this agreement will be made until the 8K filing with the SEC disclosing this agreement is completed by Issuer and on record. The parties hereto agree that Company will take steps to insure that this provision is adhered to by Company and Shareholders, principals, employees, agents and representatives.

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8. MISCELLANEOUS.

i.

Captions and Headings. The headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

ii.

No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

iii.

Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (2) the acceptance of performance of any thing required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (3) no waiver of any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

iv.	Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

v.	Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

vii.

Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

Company and Shareholders:

 Frank Kristan, President

 Ludvik Holdings, Inc.

 332 North Henry Street

 Williamsburg, Va 23185

 ISSUER:

Anthony Gebbia, CEO

Sputnik Enterprises, Inc.

10781 Satellite Blvd

Orlando, Florida 32837

vi.

Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signatures next page)

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day first written above.

Sputnik Enterprises, Inc.		Ludvik Holdings, Inc.

By:	/s/ Anthony Gebbia	By:	/s/ Frank Kristan
	Anthony Gebbia		Frank Kristan
Its:	CEO	Its:	President

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